EXHIBIT 4(d)







                    Savings and Security Plan



                               of



                               the



                    Tubular Products Division



                               of



                  Allegheny Ludlum Corporation



                As Amended and Restated Effective



                    First Day of August, 1993














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                        TABLE OF CONTENTS


                                                          Page

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . .    1

Section 1.01   Account . . . . . . . . . . . . . . . . .    1
Section 1.02   Act . . . . . . . . . . . . . . . . . . .    1
Section 1.03   Actual Deferral Percentage. . . . . . . .    1
Section 1.04   Administrator . . . . . . . . . . . . . .    1
Section 1.05   Affiliated Company. . . . . . . . . . . .    1
Section 1.06   Annual Addition . . . . . . . . . . . . .    1
Section 1.07   Average Contribution Percentage . . . . .    2
Section 1.08   Basic Savings . . . . . . . . . . . . . .    2
Section 1.09   Board . . . . . . . . . . . . . . . . . .    2
Section 1.10   Company Stock . . . . . . . . . . . . . .    2
Section 1.11   Company Stock Fund. . . . . . . . . . . .    2
Section 1.12   Corporation Contributions . . . . . . . .    2
Section 1.13   Compensation. . . . . . . . . . . . . . .    2
Section 1.14   Continuous Service. . . . . . . . . . . .    4
Section 1.15   Corporation . . . . . . . . . . . . . . .    6
Section 1.16   Deferred Portion. . . . . . . . . . . . .    6
Section 1.17   Deferred Salary Savings . . . . . . . . .    6
Section 1.18   Diversified Fund. . . . . . . . . . . . .    6
Section 1.19   Eligible Employee . . . . . . . . . . . .    7
Section 1.20   Eligible Salary/Wages . . . . . . . . . .    7
Section 1.21   Equity Fund . . . . . . . . . . . . . . .    8
Section 1.22   First Day . . . . . . . . . . . . . . . .    8
Section 1.23   Fixed Income Fund . . . . . . . . . . . .    8
Section 1.24   Funds . . . . . . . . . . . . . . . . . .    8
Section 1.25   Highly Compensated Employee . . . . . . .    8
Section 1.26   Hour of Service . . . . . . . . . . . . .    9
Section 1.27   Matching Contribution . . . . . . . . . .    10
Section 1.28   Month, Quarter and Year . . . . . . . . .    10
Section 1.29   Month of Service. . . . . . . . . . . . .    10
Section 1.30   Nondeductible Savings . . . . . . . . . .    10
Section 1.31   Non-Highly Compensated Employee . . . . .    10
Section 1.32   Participant . . . . . . . . . . . . . . .    11
Section 1.33   Permanent Disability. . . . . . . . . . .    11
Section 1.34   Permanent Layoff. . . . . . . . . . . . .    11
Section 1.35   Plan Year . . . . . . . . . . . . . . . .    11
Section 1.36   Reemployment Commencement Date. . . . . .    11
Section 1.37   Retirement. . . . . . . . . . . . . . . .    11
Section 1.38   Savings Part. . . . . . . . . . . . . . .    12
Section 1.39   Security Contributions. . . . . . . . . .    12
Section 1.40   Security Part . . . . . . . . . . . . . .    12
Section 1.41   Stock Index Fund. . . . . . . . . . . . .    12
Section 1.42   Supplemental Savings. . . . . . . . . . .    12
Section 1.43   Trust . . . . . . . . . . . . . . . . . .    12
Section 1.44   Trustee . . . . . . . . . . . . . . . . .    12
Section 1.45   Valuation Date. . . . . . . . . . . . . .    12

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                          TABLE OF CONTENTS

                                                          Page

Section 1.46   Withdrawable Portion. . . . . . . . . . .    13
Section 1.47   Year Class. . . . . . . . . . . . . . . .    13
Section 1.48   Year of Continuous Service. . . . . . . .    13


ARTICLE II     PARTICIPATION . . . . . . . . . . . . . .    14

Section 2.01   Initial Participation - Security Part . .    14
Section 2.02   Initial Participation - Savings Part. . .    14
Section 2.03   Reemployment. . . . . . . . . . . . . . .    14

ARTICLE III    EMPLOYEE SAVINGS. . . . . . . . . . . . .    16

Section 3.01   Basic Savings . . . . . . . . . . . . . .    16
Section 3.02   Supplemental Savings. . . . . . . . . . .    16
Section 3.03   Change in Contribution Rate . . . . . . .    16
Section 3.04   Discontinuation of Contributions. . . . .    17
Section 3.05   Payment to Trustee. . . . . . . . . . . .    17
Section 3.06   Reduction of Deferred Salary Savings. . .    17
Section 3.07   Limits of Actual Deferral Percentage. . .    18
Section 3.08   Limits of Average Contribution
                 Percentage. . . . . . . . . . . . . . .    18

ARTICLE IV     COMPANY CONTRIBUTIONS . . . . . . . . . .    19

Section 4.01   Security Contribution . . . . . . . . . .    19
Section 4.02   Matching Contribution . . . . . . . . . .    19
Section 4.03   Payment to Trustee. . . . . . . . . . . .    20

ARTICLE V      PLAN OPERATION. . . . . . . . . . . . . .    21

ARTICLE VI     SECURITY PART . . . . . . . . . . . . . .    23

Section 6.01   Participants' Accounts. . . . . . . . . .    23
Section 6.02   Investment. . . . . . . . . . . . . . . .    23
Section 6.03   Vesting of Security Part. . . . . . . . .    23

ARTICLE VII    SAVINGS PART. . . . . . . . . . . . . . .    24

Section 7.01   Participants' Account . . . . . . . . . .    24
Section 7.02   Vesting of Savings Part . . . . . . . . .    24
Section 7.03   Withdrawable Portion. . . . . . . . . . .    24
Section 7.04   Investment. . . . . . . . . . . . . . . .    25

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                         TABLE OF CONTENTS

                                                          Page

ARTICLE VIII   INVESTMENT OF SAVINGS PART. . . . . . . .    26

Section 8.01   Investment of Savings Part and
                  Security Part. . . . . . . . . . . . .    26
Section 8.02   Income Dividends. . . . . . . . . . . . .    27
Section 8.03   Establishment of Investment Funds . . . .    27
Section 8.04   Investment of Security Contributions and
                 CODA Contributions and Rollovers. . . .    28
Section 8.05   Transfers of Participant Balances
                 Between or Among Investment Funds . . .    29


ARTICLE IX     WITHDRAWALS WHILE EMPLOYED. . . . . . . .    30

Section 9.01   Security Part . . . . . . . . . . . . . .    30
Section 9.02   Withdrawable Portion. . . . . . . . . . .    30
Section 9.03   Deferred Portion After Age 59-1/2 --  . .    30
Section 9.04   Deferred Portion Prior to 59-1/2 --
                 Hardship Withdrawal . . . . . . . . . .    31
Section 9.05   Replacement . . . . . . . . . . . . . . .    31
Section 9.06   Basic Savings, Nondeductible Savings,
                 and Matching Contributions Prior to
                 Vesting . . . . . . . . . . . . . . . .    32

ARTICLE X      DISTRIBUTIONS UPON TERMINATION OF
               EMPLOYMENT. . . . . . . . . . . . . . . .    33

Section 10.01  Distributions Upon Termination of
                 Employment by Reason of Retirement,
                 Permanent Disability, Permanent Layoff,
                 or Death. . . . . . . . . . . . . . . .    33
Section 10.02  Distributions Upon Termination of
                 Employment by Reason of Resignation
                 or Discharge. . . . . . . . . . . . . .    33
Section 10.03  Transfer of Employment. . . . . . . . . .    34


ARTICLE XI     PAYMENT OF WITHDRAWALS AND DISTRIBUTIONS.    35

Section 11.01  Form of Distribution. . . . . . . . . . .    35
Section 11.02  Payment of Benefits . . . . . . . . . . .    35

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                        TABLE OF CONTENTS

                                                          Page

Section 11.03  Effective Date of Withdrawal
                 or Distribution . . . . . . . . . . . .    36
Section 11.04  Application of Corporation Contributions
                 and Earnings Forfeited. . . . . . . . .    37
Section 11.05  Valuation of Company Stock Fund . . . . .    37

ARTICLE XII    ADMINISTRATION. . . . . . . . . . . . . .    40

Section 12.01  The Trustee . . . . . . . . . . . . . . .    40
Section 12.02  Administrator . . . . . . . . . . . . . .    40
Section 12.03  Liability . . . . . . . . . . . . . . . .    40
Section 12.04  Administrative Expenses . . . . . . . . .    42
Section 12.05  Designation of Beneficiaries in the Event
                 of Death. . . . . . . . . . . . . . . .    41
Section 12.06  Limits on Contributions . . . . . . . . .    42
Section 12.07  Combined Limitations. . . . . . . . . . .    44

ARTICLE XIII   TOP-HEAVY RULES . . . . . . . . . . . . .    47

Section 13.01  Purpose . . . . . . . . . . . . . . . . .    47
Section 13.02  Definitions . . . . . . . . . . . . . . .    47
Section 13.03  Determination of Whether Plan Is
                 "Top-Heavy" . . . . . . . . . . . . . .    49
Section 13.04  Aggregation Group of Employer Plans . . .    50
Section 13.05  Special Minimum Contribution and Minimum
                 Vesting, and Compensation Limitation,
                 Becoming Operative in the Event the
                 Plan Becomes "Top-Heavy". . . . . . . .    51
Section 13.06  Pre-"Top-Heavy" Plan Terminated
                 Participant . . . . . . . . . . . . . .    53
Section 13.07  Special "Top-Heavy" Reduction in Combined
                 Benefit and Contribution Limitation . .    53
Section 13.08  Termination of "Top-Heavy" Status . . . .    54
Section 13.09  Multiple "Top-Heavy" Plans. . . . . . . .    54
Section 13.10  Effect of the Plan Becoming
                 "Super Top-Heavy" . . . . . . . . . . .    55

ARTICLE XIV    MISCELLANEOUS . . . . . . . . . . . . . .    56

Section 14.01  Alienation. . . . . . . . . . . . . . . .    56
Section 14.02  Extent of Participant's Rights. . . . . .    57
Section 14.03  Rollover Contributions. . . . . . . . . .    57
Section 14.04  Merger. . . . . . . . . . . . . . . . . .    58
Section 14.05  Amendment and Termination . . . . . . . .    58
Section 14.06  Applicable Law. . . . . . . . . . . . . .    59
Section 14.07  Incapacity of Recipient of Benefits . . .    59

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                          TABLE OF CONTENTS

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Section 14.08  Merger, Consolidation or Discontinuance
                 Involving Employer. . . . . . . . . . .    60
Section 14.09  Liability of Officers and Directors
                 of the Employer . . . . . . . . . . . .    60
Section 14.10  Indemnification of Fiduciaries. . . . . .    60
Section 14.11  Service of Process. . . . . . . . . . . .    61


























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

                            ARTICLE I

                           DEFINITIONS


          Whenever used in this Plan, unless a different meaning is

plainly required by the context:

          Section 1.01 "Account" means, as of any Valuation Date,

the sum of a Participant's accounts under the (i) Security Part and

(ii) Savings Part.

          Section 1.02 "Act" means the Employee Retirement Income

Security Act of 1974, as the same may be amended from time to time.

          Section 1.03 "Actual Deferral Percentage" means, for any

group of employees, the average of the following ratios for each

Eligible Employee in the group:  (1) Basic and Supplemental Savings made by the Eligible Employee for the Plan Year, to (2) the

Eligible Employee's Compensation for the Plan Year.

          Section 1.04 "Administrator" means the committee

established pursuant to Section 12.02.

          Section 1.05 "Affiliated Company" means any corporation

which is a member of a controlled group of corporations which includes the Corporation, as defined in Section 414(b) of the Code and, for purposes of Sections 12.06 and 12.07, as modified by

Section 415(h) of the Code.

          Section 1.06 "Annual Addition" means with respect to any

Plan Year for any Participant the amount determined under Section

415(c)(2) of the Code, which includes the sum of (i) the

Corporation Security and Matching Contributions, (ii) the Basic and

Supplemental Savings, and (iii) Nondeductible Savings made to the

Plan on behalf of the Participant for such Plan Year but excludes any rollovers or transfers from another qualified plan.

          Section 1.07 "Average Contribution Percentage" means the

average of the ratios, computed separately for each Eligible

Employee in the respective group of Matching Contributions to

Compensation for such year.  For purposes of this Section the administrator may take into account any other amounts permitted under regulations promulgated by the Secretary of the Treasury.

          Section 1.08 "Basic Savings" means the payments an

Eligible Employee elects to make pursuant to Section 3.01 which may be excluded from the Eligible Employee's income for federal income tax purposes pursuant to Section 401(k) of the Code and which will be matched by a Matching Contribution.

          Section 1.09 "Board" means the Board of Directors of the

Corporation.

          Section 1.10 "Company Stock" means common stock, $0.10

par value, of the Corporation.

          Section 1.11 "Company Stock Fund" means a fund comprised

of Company Stock.

          Section 1.12 "Corporation Contributions" means the amount

the Company will pay into the Plan pursuant to Article IV.

          Section 1.13 "Compensation" shall mean a Participant's

earned income, wages, salaries and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not



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limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

          (a) Employer contributions to a plan of deferred

compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

          (b) Amounts realized from the exercise of a non-qualified

stock option, or when restricted stock (or property) held by the

Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (c) Amounts realized from the sale, exchange or other

disposition of stock acquired under a qualified stock option; and

          (d) Other amounts which received special tax benefits, or

contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

For purposes of this Subsection 1.13, Compensation for a limitation year is the compensation actually paid or includable in gross income during such year.

          Section 1.14 "Continuous Service" means employment with

the Corporation or an Affiliated Company calculated from the

Eligible Employee's most recent employment commencement date to his break in continuous service in accordance with the following provisions:

          (a) An Eligible Employee's employment commencement date

shall be the first date on which he performs an Hour of Service for the Corporation or an Affiliated Company.

          (b) An Eligible Employee shall incur a 1-year break in

continuous service upon the completion of a 12-consecutive month period beginning on the date on which he incurs a break in

continuous service as provided in (g) of this Section 1.13 during which period the Eligible Employee did not perform an Hour of

Service; provided, however, in the case of any Eligible Employee who is absent from work for maternity or paternity reasons, the 12-

consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.

For purposes of the previous sentence, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Eligible Employee, (ii) by reason of the birth of a child of the Eligible Employee, (iii) by reason of the

placement of a child with the Eligible Employee in connection with the adoption of such child by such Eligible Employee, or (iv) for purposes of caring for such child for a period beginning

immediately following such birth or placement.



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



          (c) There shall be no deduction for any time lost which

does not constitute a break in continuous service.

          (d) For purposes of calculating continuous service, the

term "layoff" shall mean discontinuance of active employment with the Corporation which, at the time of discontinuance, is considered to be temporary rather than permanent.

          (e) Continuous service shall not be considered broken for

any Eligible Employee who has entered the military, naval or merchant marine service of the United States if such employee complies with the requirements of reemployment laws applicable to him and is reemployed.

          (f) Notwithstanding any other provision in (g) of this

Section 1.14, an Eligible Employee shall not be deemed to incur a break in continuous service until the expiration of the 12-

consecutive month period following the date the Eligible Employee was first absent from work for any reason other than retirement,

quit or discharge, during which he did not perform an Hour of

Service for the Corporation.

          (g) An Eligible Employee who incurs a break in continuous

service on account of Retirement, quit or discharge and who

thereafter performs an Hour of Service with the Corporation within the 12-consecutive month period following his break, shall receive credit for the period of severance between the break and

performance of an Hour of Service for the purpose of eligibility and vesting under the Plan.


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



          (h) If a Participant has five consecutive one-year breaks

in continuous service, all service after such breaks shall be disregarded for the purpose of vesting the Security Contributions accrued prior to such breaks in continuous service. Such

Participant's pre-break continuous service shall count in vesting the post-break Security Contributions only if either (i) such

Participant has any nonforfeitable interest in his Company

Contributions at the time his break in continuous service commences or (ii) upon returning to service with the Corporation, the number of consecutive one-year breaks in continuous service is less than the number of years of continuous service.

          Section 1.15 "Corporation" means Allegheny Ludlum

Corporation and any corporation which shall be its successor.

          Section 1.16 "Deferred Portion" means, as of any

Valuation Date, the then current value of (i) the Participant's

Deferred Salary Savings to the extent the Year Class to which they are allocated has matured under Section 7.03 and (ii) earnings thereon.

          Section 1.17 "Deferred Salary Savings" means the total of

a Participant's Basic Savings and Supplemental Savings excluded from the Eligible Employee's income for federal income tax purposes pursuant to Section 401(k) of the Code.

          Section 1.18 "Diversified Fund" shall mean the Fund

provided for in Section 8.01(b).


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



          Section 1.19 "Eligible Employee" means any person who is

employed by the Tubular Products Division of the Corporation and

who meets all of the following conditions:

          (a) (i) for an initial determination of eligibility, the

employee completes one thousand (1,000) Hours of Service during the

12 month period beginning on the employee's employment commencement date as set forth in Section 1.14(a); and

              (ii)  for any period following an initial

determination of eligibility, the employee completes one thousand

(1,000) Hours of Service in each computation period, which shall be the Plan Year, provided, if an employee is credited with one thousand (1,000) Hours of Service under (a)(i) and with one

thousand (1,000) Hours of Service in the Plan Year which includes the first anniversary of the employee's employment commencement date, the employee will be credited with two Years of Service for eligibility to participate;

          (b) An employee who is not in a unit of employees covered

by a collective bargaining agreement, unless such agreement

provides for the application of the Plan to the employees in such unit and does not provide for Supplemental Unemployment Benefits,

or similar benefits.  For purposes of Section 2.02 (a) an employee of the Corporation who meets the requirements of this Subsection

1.19(b) will be eligible to make Basic or Deferred Savings.

          Section 1.20 "Eligible Salary/Wages" means wages and/or

regular base salary, prior to any reduction for Basic Savings and



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



Supplemental Savings; during such periods as the employee is eligible to participate in the Plan.  The term shall not include commissions, shift differential, overtime, additional compensation or other incentive payments, bonuses, extended work week or other premiums, or any other special payments, fees or allowances but shall include Vacation Pay for time taken off from work, Jury Duty

Pay and Holiday Allowances.

          Section 1.21 "Equity Fund" shall mean the Fund provided

for in Section 8.01(c).

          Section 1.22 "First Day" means the beginning of the first

payroll period beginning in the month or quarter or year to which reference is made.

          Section 1.23 "Fixed Income Fund" means the fund provided

for in Section 8.01(a).

          Section 1.24. "Funds" shall mean the Fixed Income Fund,

the Diversified Fund, the Equity Fund, the Company Stock Fund, the

Stock Index Fund and any other Fund then permitted under Section

8.01.

          Section 1.25 "Highly Compensated Employee" means any

Eligible Employee who:

               (i)  is at any time a 5% owner of the Company (as

                    defined for top heavy plan);


              (ii)  receives compensation from the Company in

                    excess of $75,000;



             (iii)  receives compensation from the Company in

                    excess of $50,000 and is among the most highly

                    compensated 20% of Employees during such year;

                    or



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




              (iv)  is an officer of the Company and receives

                    compensation for the year greater than

                    $45,000.



          In addition, a former Employee will be treated as a

          Highly Compensated Employee if such person was a Highly

          Compensated Employee at the time of separating from

          service or was a Highly Compensated Employee at any time

          after attaining age 55, provided, however:



               (1)  If for any year no officer receives

                    compensation in excess of $45,000, the highest

                    paid officer of the employer is treated as a

                    highly compensated employee.



               (2)  No more than 50 employees (or if less, the

                    greater of 3 employees or 10% of all

                    employees) will be treated as officers.





               (3)  If any individual is a family member (i.e.,

                    spouse and lineal ascendants or descendants

                    and their spouse) of a 5% owner or one of the

                    10 most highly compensated employees for the

                    year, such individual is not considered as a

                    separate employee and any compensation paid to

                    such individual (and plan contributions or

                    benefits on behalf of such individual) are

                    treated as if paid to the 5% owner or highly

                    compensated employee.



               (4)  An Employee described under category (ii),

                    (iii) or (iv) for any year shall be treated as

                    highly compensated for that year only if such

                    employee either was described in category

                    (ii), (iii) or (iv) for the preceding year, or

                    is a member of the group consisting of the 100

                    most highly compensated employees for the

                    current year.



          For purposes of this Section 1.25, the dollar figures

          shall be adjusted automatically upon an adjustment for

          such purpose by the Secretary of the Treasury or his or

          her designee.



          Section 1.26 "Hour of Service" means an hour for which an

employee is paid, or entitled to payment, for the performance of duties. Hours of Service hereunder shall be calculated and credited in accordance with 29 C.F.R. Section 2530.200b, which is incorporated herein by this reference.

          Section 1.27 "Matching Contribution" means contributions

made by the Corporation pursuant to Section 4.03 to match

Participant Basic Savings.

          Section 1.28 "Month, Quarter and Year" means, for the

purposes of determining eligibility to participate and of computing savings in accordance with Section 3.01 and Corporation

Contributions in accordance with Article IV, as to each employee that period which includes all payroll paid periods ending in the calendar month or calendar quarter or calendar year to which reference is made, and for such purposes shall be considered to run from the beginning of the first payroll paid period which ends in such calendar period to the end of the last payroll paid period ending in such calendar period.  For all other purposes it means the calendar month or calendar quarter or calendar year to which reference is made.

          Section 1.29 "Month of Service" means a calendar month in

which an Eligible Employee is credited with an Hour of Service.

          Section 1.30 "Nondeductible Savings" means nondeductible

Participant contributions resulting from an Adjustment in Basic or

Supplemental Savings by the Administrator pursuant to Section 3.05.

          Section 1.31 "Non-Highly Compensated Employee" means any

Eligible Employee who is not a Highly Compensated Employee.

          Section 1.32 "Participant" means an employee who is

participating in the Plan under Section 2.02.

          Section 1.33 "Permanent Disability" means disability by

bodily injury or disease, either occupational or non-occupational in cause, preventing the employee, on the basis of medical evidence satisfactory to the Administrator, from engaging in any occupation or employment with the Corporation or an Affiliated Company.

          Section 1.34 "Permanent Layoff" means any involuntary

termination of employment (other than by reason of discharge for cause, death, or Retirement).

          Section 1.35 "Plan Year" means the twelve (12) month

period ending December 31.

          Section 1.36 "Reemployment Commencement Date" means the

date following an Eligible Employee's reemployment after a one-year break in Continuous Service on which the Eligible Employee first completes an Hour of Service.

          Section 1.37 "Retirement" means (i) termination of

employment with a pension under the provisions of defined benefit retirement or pension plan sponsored by the Corporation or

Affiliated Company upon which the participant has a right to commence receiving a benefit immediately following his termination of employment whether or not the participant then elects to receive a benefit, (ii) termination of employment following attainment of age fifty-five (55) and completion of at least fifteen (15) years of continuous service, or (iii) termination of employment following attainment of age sixty-five (65).

          Section 1.38 "Savings Part" means the part of the Plan to

which Basic Savings and Supplemental Savings and the earnings thereon are credited.

          Section 1.39 "Security Contributions" means contributions

made by the Corporation pursuant to Section 4.01.

          Section 1.40 "Security Part" means the part of the Plan

to which Security Contributions, and the one-time special

contribution made as of July 1, 1984 if applicable, and the

earnings thereon are credited.

          Section 1.41 "Stock Index Fund" shall mean the Fund

provided for in Section 8.01(e).

          Section 1.42 "Supplemental Savings" means the payments an

Eligible Employee elects to make pursuant to Section 3.02 which may be excluded from the Eligible Employee's income pursuant to Section

401(k) of the Code.

          Section 1.43 "Trust" shall mean Company Stock and such

other assets as may from time to time be designated as Trust assets by the Company and held by the Trustee pursuant to the Plan.

          Section 1.44 "Trustee" shall mean the trustee appointed

by the Board of Directors of the Corporation.

          Section 1.45 "Valuation Date" means the last date of each

calendar month on which the Administrator causes the fair market value of the assets comprising each of the Funds to be determined.

          Section 1.46 "Withdrawable Portion" means, as of any

Valuation Date, the sum of (i) an employee's Basic and Supplemental

Contribution, (ii) the then current value of all amounts credited to a Year Class which has ended more than three years prior to the then current Plan Year and (iii) earnings on amounts described in

(i) and (ii) above, provided, however, Deferred Salary Savings and earnings thereon may be withdrawn only to the extent permitted under Article IX.

          Section 1.47 "Year Class" means an annual period

beginning on January 1 and ending on December 31, inclusive, with respect to which contributions have been allocated.

          Section 1.48 "Year of Continuous Service" means the

Participant's period of Continuous Service in months divided by twelve (12); fractional years of Continuous Service shall be disregarded.  For the purposes of Section 6.03, Years of Continuous

Service shall be based only on Continuous Service from and after

April 1, 1984.

                            ARTICLE II

                          PARTICIPATION



          Section 2.01 Initial Participation - Security Part. Each


Eligible Employee shall commence participation in the Security Part of the Plan on the latest of (i) the date he first completes an

Hour of Service for the Corporation, (ii) the date he becomes an

Eligible Employee, and (iii) April 1, 1984.

          Section 2.02 Initial Participation - Savings Part.

          With respect to the Savings Part of the Plan:

          (a)  An employee described in Section 1.19(b) may make

Basic or Supplemental Savings as of the First Day of the Month (or

any Month thereafter) following his or her first day of employment;

and
          (b)  Each Eligible Employee shall be eligible to receive

Matching Contributions in the Savings Part of the Plan from and after the latest of (i) the date he completes six (6) months of

Continuous Service, (ii) the date he became an Eligible Employee and (iii) the First Day of July, 1984.  If an Employee makes

Deferred Salary Savings contributions during the period commencing on his or her first day of employment and ending on the last day of the sixth month thereafter, such Employer contributions shall not be subject to Matching Contributions.

          Section 2.03 Reemployment.  An Eligible Employee who is

reemployed following a one-year break in continuous service and who had completed six (6) months of Continuous Service or more during any previous period of employment shall begin participating in the

Security Part and the Savings Part as of the employee's

Reemployment Commencement Date.

                           ARTICLE III

                        EMPLOYEE SAVINGS



          Section 3.01 Basic Savings.  An Employee described in

Section 1.19(b) may defer and designate as his Basic Savings such percentage of his Eligible Salary as he may elect in accordance with the following schedule:

                                             Percentage of
     Continuous Service                      Eligible Salary


From date of employment to 5 years........         2, 3, 4, or 5%
Over 5 years to 10 year...................      2, 3, 4, 5, or 6%
Over 10 years to 15 years.................   2, 3, 4, 5, 6, or 7%
Over 15 years.............................   3, 4, 5, 6, 7, or 8%

          Section 3.02 Supplemental Savings.  In addition to Basic

Savings, an employee described in Section 1.19(b) may elect to pay into the Plan as Supplemental Savings a percentage of his Eligible

Salary not to exceed that percentage of his Eligible Salary as shall equal the difference between the percentage of his Eligible

Salary he has elected and makes as Basic Savings payments pursuant to Section 3.01 and sixteen percent (16%).  All Supplemental

Savings shall be paid into the Plan through payroll deferrals and such election may be made only in full percentages.

          Section 3.03 Change in Contribution Rate.  A Participant

may elect to increase or decrease the percentage of his Basic

Savings and Supplemental Savings to any percentage permitted by

Sections 3.01 and 3.02 by filing a written notice.  Such change will be effective in the First Day of the Month next following the

30th day after receipt of such written notice.

          Section 3.04 Discontinuation of Contributions.  A

Participant may upon written notice, effective with the First Day of any subsequent Month, discontinue his Basic Savings and/or his

Supplemental Savings.  If Basic and/or Supplemental Savings had

been discontinued, a Participant may direct, by written notice,

that such be recommenced as of the First Day of the next Year or the First Day of any Month subsequent thereto.

          Section 3.05 Payment to Trustee. Basic and Supplemental

Savings for any month will be paid over by the Corporation to the

Trustee as soon as practical, and in no event more than 90 days,

after such amounts have been withheld from a Participant's

paycheck.  Such amounts shall be held in the Savings Part of the

Plan.

          Section 3.06 Reduction of Deferred Salary Savings.  In

the event that it is determined for any Plan Year that the Actual

Deferral Percentage for Highly Compensated Employees exceeds or may be reasonably expected to exceed the limits set forth in Section

3.07 below, then, the Committee may take whatever action it deems appropriate with respect to Highly Compensated Employees,

including, but not limited to, reducing the Basic Savings and/or

Supplemental Savings of the Highly Compensated Employees so that the limitations under Section 3.07 will be satisfied.  The amount of any such reduction may, at the Committee's discretion, be converted to Nondeductible Savings.  Nondeductible Savings shall be credited to the Savings Part of the Plan or returned to such

Participant.

          Section 3.07 Limits of Actual Deferral Percentage.  For

any Plan Year, the Actual Deferral Percentage for Highly

Compensated Employees may not exceed the greater of (a) or (b)

below:

          (a) One hundred twenty-five percent (125%) of the Actual

Deferral Percentage for Non-Highly Compensated Employees.

          (b) Two hundred percent (200%) of the Actual Deferral

Percentage for Non-Highly Compensated Employees; provided, however,

that the Actual Deferral Percentage for Highly Compensated

Employees may not exceed the Actual Deferral Percentage for Non-

Highly Compensated Employees by more than two (2) percentage points.

          Section 3.08 Limits on Average Contribution Percentage.

For any Plan Year, the Average Contribution Percentage for Highly

Compensated Employees may not exceed the greater of (a) or (b)

below:

          (a) One hundred twenty-five percent (125%) of the average

contribution percentage for Non-Highly Compensated Employees.

          (b) Two hundred percent (200%) of the average

contribution percentage for Non-Highly Compensated Employees;

provided, however, that the average contribution percentage for

Highly Compensated Employees may not exceed the average

contribution percentage for Non-Highly Compensated Employees by more than two (2) percentage points.

                           ARTICLE IV

                      COMPANY CONTRIBUTIONS



          Section 4.01 Security Contribution.  The Corporation

shall for each Month contribute on behalf of each Participant

(whether or not the Participant is making Basic Savings

contributions) a Security Contribution equal to the sum of (i) five percent (5%) of the Participant's Eligible Salary/Wages for such

Month plus (ii) the applicable Monthly amount per Eligible Employee determined under the following Schedule:

     (I)       For Months prior to July 1, 1990 - $0;

     (II)      For Months after July 1, 1990 and before April 1,

               1991 - $8.67;

     (III)     For Months after April 1, 1991 and before April 1,

               1992 - $17.34;

     (IV)      For Months after April 1, 1992 and before April 1,

               1993 - $26.43; and

     (V)       For Months after April 1, 1993 and before April 1,

               1994 - $43.34.

The Security Contribution shall be credited to the Security Part of the Plan.  In addition, it is noted the Corporation made a special one time contribution as of July 1, 1984 for Eligible Employees as of that date.

          Section 4.02 Matching Contribution.  The Corporation

shall contribute on behalf of each Eligible Employee who has met the requirements of Section 2.02(b) and who is making Basic

Contributions, a Matching Contribution equal to fifty percent (50%)

of the Participant's Basic Savings made during such fiscal period.

The Matching Contribution shall be credited to the Savings Part of the Plan.

          Section 4.03 Payment to Trustee.  Security Contributions

and Matching Contributions for any Month shall be paid over by the

Corporation to the Trustee as soon as practical, and in no event more than 90 days, after the end of the Month during which the services were rendered and/or Basic Contributions were made, as applicable.

                            ARTICLE V

                         PLAN OPERATION



          The benefits under the Plan are provided by the

contributions of both the Participant and the Corporation.  Basic

Savings and related Matching Contributions, Supplemental Savings and Nondeductible Savings, if any, shall be credited to the Savings

Part (Article VII) and invested in accordance with Article VIII.

Security Contributions by the Corporation as well as the special one-time contribution made as of July 1, 1984 are credited to the

Security Part (Article VI) and invested in accordance with Section

6.02.  The Administrator shall maintain a separate Account for each

Participant to record, separately, a Participant's interest in the

Savings Part and the Security Part and, within each Part, the

Administrator shall separately account for, respectively, the

Participant's Basic Savings and Supplemental Savings, Matching

Contributions and Nondeductible Savings and the Participant's

Security Contributions and special one time contribution.  From such accounting, the Administrator shall determine the

Participant's Withdrawable Portion.  At least as often as the last day of the Plan Year, the Administrator shall cause the fair market value of the assets comprising each of the Funds, separately, to be determined and shall, as of that date, allocate the gains and/or losses or dividends thereof between and among the Accounts of

Participants within such Funds in the ratios that each

Participant's Account invested in such Fund bears to the Accounts invested in such Fund of all Participants under the Plan. Upon such allocation, the Administrator shall apportion the gain or loss so allocated between or among the accounting for a Participant's separate class of contributions in the ratio that the value of each such class of contributions bears to the value of his Account.  The

Administrator shall account for amounts in the Company Stock Fund in whole and fractional shares of common stock.

          In addition to the appointment of the Administrator as

provided in Section 12.02, the Board may appoint from time to time

(and, thereafter, may remove) an Investment Manager which shall have such powers and duties as shall be delegated to the Investment

Manager from time to time.

                           ARTICLE VI

                          SECURITY PART


          Section 6.01 Participants' Accounts.  An account shall be

established under the Security Part for each Participant to record the Corporation's Security Contributions and, if applicable, the special one-time contribution made as of July 1, 1984 together with earnings thereon made with respect to such Participant.

          Section 6.02 Investment.  Amounts credited to the Account

of a Participant under the Security Part shall be invested as directed by the Participant pursuant to Article VIII.

          Section 6.03 Vesting of Security Part.  A Participant's

interest in his Account under the Security Part shall become one hundred percent (100%) vested and nonforfeitable upon the earlier of the Participant's attaining age 65 or Participant's completion of five (5) Years of Continuous Service.  For the purpose of this

Section 6.03, a Participant's Continuous Service prior to the effective date of the Plan (April 1, 1984) shall be disregarded.

                           ARTICLE VII

                          SAVINGS PART



          Section 7.01 Participants' Account.  An account shall be

established under the Savings Part for each Participant electing to make Basic Savings contributions to the Plan.  The Participant's

Basic Savings, Supplemental Savings and Nondeductible Savings, if

any, together with the Corporation's Matching Contributions shall be credited to such account.

          Section 7.02 Vesting of Savings Part.

          (a)  Basic, Supplemental and Nondeductible Savings.  A

Participant shall at all times be 100% vested in and have a non-

forfeitable interest in his or her Basic Savings, Supplemental

Savings and Nondeductible Savings and the earnings on any of the foregoing.

          (b)  Matching Contributions.  The Matching Contributions

made with respect to a Participant's contributions shall become vested on the earlier of his or her (i) attainment of age 65 or

(ii) completion of five (5) Years of Continuous Service.

          Section 7.03 Withdrawable Portion.  Matching

Contributions and earnings thereon credited to a Participant's

Account shall be made a part of his or her Withdrawable Portion on the later of (i) the date such amounts become vested under Section

7.02 or (ii) the third anniversary of the last day of the Year

Class in which such Matching Contributions were made.  Unmatched

Nondeductible Savings shall become part of the Withdrawable Portion when such contributions are credited to the Participant's Account.

          Section 7.04 Investment.  Amounts credited to the Account

of a Participant shall be invested as directed by the Participant pursuant to Article VIII.

                          ARTICLE VIII

                   INVESTMENT OF SAVINGS PART



          Section 8.01 Investment of Savings Part and Security

Part.  Amounts credited to the Account of a Participant as his or her Savings Part and/or his or her Security Part shall be invested by the Trustee as directed by the Participant as set forth in this

Article in one or a combination of the following Funds:

          (a)  Fixed Income Fund.  A fund invested with an

insurance company, bank or other financial institution under an agreement which shall contain provisions that the insurance

company, bank or other financial institution will guarantee

repayment in full of such amounts deposited under such agreement with the insurance company, bank or other financial institution plus interest.  Separate funds or agreements may be maintained for the Security Part and the Savings Part.

          (b)  Diversified Fund.  A diversified fund of common

and/or preferred capital stocks, bonds, notes and/or debentures or a commingled trust fund established for the collective investment of funds of employee benefit plans qualified under Section 401(a)

of the Code, designed to provide a balance between growth oriented securities and income-oriented securities.

          (c)  Equity Fund.  An equity fund, or a fund of common

               stock or commingled trust fund established for the

               collective investment of funds of employee benefit plans qualified under Section 401(a) of the Code,

               designed to invest primarily in growth-oriented

               common stock.

          (d)  Company Stock Fund.  A fund comprised of Company

               Stock.

          (e)  Stock Index Fund.  A collective investment fund for

               employee benefit plans qualified under Section

               401(a) of the Code which closely tracks the

               investment performance of the Standard & Poor's 500

               Composite Stock Index by purchasing equity

               securities of substantially all of the corporations

               listed in that index in proportion to their

               respective market capitalization.

          (e)  Other.  Such other funds as the Board or its

               designee may select and offer for investment to

               Eligible Employees upon due notice and description.

          The Trustee may temporarily hold cash or make short-term

investments pending investment as contemplated by this Section 8.01 or as it may reasonably determine are necessary to the liquidity of the Plan.

          Section 8.02 Income and Dividends.  Dividends, interest

and other distributions received on the assets held by the Trustee shall be reinvested in the respective Funds.

          Section 8.03 Establishment of Investment Funds.  The

Board may from time to time appoint (and, thereafter, remove or replace) an Investment Manager which shall have such powers and duties in respect to the establishment and maintenance of the investment funds described above as the Board may from time to time direct.

          Section 8.04 Investment of Security Contributions and

CODA Contributions and Rollovers.

          (a)  Participant Elections.

          Each Participant shall be entitled to direct the

investment of each or all contributions made to his or her Account to be credited to his or her Savings Part or Security Part, in whole percentages, to any one or combination of Funds then

permitted under Section 8.01 of the Plan.  An Investment Election shall be made in writing on a form approved for such purpose and shall be effective with respect to all contributions to the

Security Part and/or the Savings Part credited to the Participant's

Account on or after the first day of the calendar

Month which is no less than thirty (30) days after receipt by the

Administrator of such properly completed Investment Election. Each

Investment Election shall specify, in whole percentages, the Fund or Funds to which such amounts shall be credited.  Separate

elections may be filed with respect to the Security Part and the

Savings Part.  An Investment Election, once properly made, shall remain in effect until revoked in writing by the Participant.

          (b) Change in Investment Elections.  A Participant may

change his or her Investment Election with respect to the Security

Part and/or the Savings Part no more frequently than monthly by completing and filing a new Investment Election with the

Administrator.  Such new Investment Election shall revoke all previous Investment Elections and shall be effective with respect to contributions credited to the Participant's Account on or after the first day of the calendar Month thirty (30) days after receipt by the Administrator of such properly completed Investment

Election.

          (c) Default of Election.  In the event a Participant does

not file an Investment Election or if any previous Investment

Election is invalid for any reason, one hundred percent (100%) of all contributions shall be invested in the Fixed Income Fund.

          Section 8.05 Transfers of Participant Balances Between or

Among Investment Funds.  Effective as of the first day of the calendar month next following the thirtieth (30th) day after receipt by the Administrator of a properly completed Transfer

Election, a Participant may direct that all or, in whole

percentages, any portion of, separately, the Participant's balance in the Security Part or the Savings Part may be transferred from any one or more Funds to any other Fund or Funds then permitted under Section 8.01 of this Plan.

                           ARTICLE IX

                   WITHDRAWALS WHILE EMPLOYED



          Section 9.01 Security Part.  In no event may a

Participant withdraw all or any part of his amount in the Security

Part while still in the employ of the Corporation or an Affiliated

Company.

          Section 9.02 Withdrawable Portion.  A Participant may

withdraw all or any part of his Withdrawable Portion of the Savings

Part, but in no event less than two hundred fifty dollars ($250)

from any Fund (if his total interest in such Withdrawable Portion is less than two hundred fifty dollars ($250), he may withdraw the total); furthermore, if after a withdrawal from the Withdrawable

Portion his remaining interest in such portion would be less than two hundred fifty dollars ($250), he must withdraw the total.

          Section 9.03 Deferred Portion After Age 59-1/2.  A

Participant who is age fifty-nine and one-half (59-1/2) or older may withdraw all or any part of his Deferred Portion of the Savings

Part, but in no event less than two hundred fifty dollars ($250)

(if his total interest in such Deferred Portion is less than two hundred fifty dollars ($250), he may withdraw the total);

furthermore, if after a withdrawal from the Deferred Portion his remaining interest in such portion would be less than two hundred fifty dollars ($250) he must withdraw the total.

          Section 9.04 Deferred Portion Prior to Age 59-1/2 --

Hardship Withdrawal.  A Participant who has not attained age fifty-

nine and one-half (59-1/2) may, upon the approval of the

Adminstrator after written request, be permitted to withdraw all or any part of his Deferred Portion of the Savings Part in the event of financial hardship; provided, however, that a Participant may withdraw no more of his Deferred Portion than is (i) necessary to meet the immediate financial needs created by the hardship; and

(ii) not reasonably available from other resources of the

Participant.  Such a withdrawal is to be permitted only if it is coincident with or following a complete withdrawal of the

Participant's Withdrawable Portion of the Savings Part.

          For purposes of this Section 9.04, the term "hardship"

shall mean circumstances such that the Participant is confronted with immediate and heavy financial needs.  The interpretation of the term "hardship" shall be consistent with Section 401(k) of the

Code and the regulations provided thereunder.

          The Administrator shall establish a uniform and

nondiscriminatory policy for reviewing Participant applications for withdrawals under this Section 9.04 and such policy may include any safe harbor mechanisms described by the Secretary of the Treasury in regulations.

          Section 9.05 Replacement.  A Participant may not replace

any amounts withdrawn under Sections 9.02, 9.03 or 9.04.

          Section 9.06 Basic Savings, Nondeductible Savings, and

Matching Contributions Prior to Vesting.  A Participant may not

withdraw any Contributions of any type prior to the time they become a part of his or her Withdrawable Portion.

                            ARTICLE X

          DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT



          Section 10.01 Distributions Upon Termination of

Employment by Reason of Retirement, Permanent Disability, Permanent

Layoff, or Death.  A Participant whose employment terminates by reason of Retirement, Permanent Disability, Permanent Layoff, or

death shall receive, as a distribution without election or other action on his part, the then current value of the Participant's interest in the Security Part and the Savings Part, notwithstanding any vesting provisions.  Payment shall be made in a single sum within one taxable year of the recipient.

          Section 10.02 Distributions Upon Termination of

Employment by Reason of Resignation or Discharge.

          (a)  A Participant whose employment terminates by reason

of resignation or discharge shall receive as a distribution,

without election or other action on his part, the current value of the Participant's vested interest in the Savings Part and the

Security Part.  Payment shall be made in a single sum within one taxable year of the recipient.  Matching and Security Contributions and earnings thereon which have not become vested shall be

forfeited and used to reduce future Corporation Contributions to the Plan; provided, however, Matching and Security Contributions shall not be deemed forfeited by a Participant unless or until such

Participant incurs five (5) consecutive one-year Breaks in Service.

          Section 10.03 Transfer of Employment.  A Participant will

not be deemed to have a termination of employment for the purposes of Sections 10.01 and 10.02 as long as he is an employee of the

Corporation or an Affiliated Company.

                           ARTICLE XI

            PAYMENT OF WITHDRAWALS AND DISTRIBUTIONS



          Section 11.01 Form of Distribution.  All distributions

from the Fixed Income Fund, the Diversified Fund, the Equity Fund

or the Stock Index Fund shall be paid in the form of cash.  The amount shall be determined as of the Valuation Date coinciding with or next preceding the date of payment.  All distributions from the

Company Stock Fund shall be paid in the form of, at the election of the Participant, either cash representing the then value of shares of Company Stock as determined under Section 11.05 credited to his or her Account or a certificate representing the number of whole shares of Company Stock credited to his Account together with an amount of cash representing the fair market value of any fractional shares of Company Stock credited to his Account.

          Section 11.02 Payment of Benefits.  Distribution of a

Participant's vested interest shall be made as soon as

administratively feasible after the occurrence of the event giving rise to such distribution.  Notwithstanding the foregoing, a

Participant may elect to defer receipt of his or her distribution from this Plan until the next following calendar year and, if so deferred, payment shall be made to him as early as practicable in such taxable year.  Notwithstanding the foregoing or any other provision of this Plan, if the present value of a Participant's accrued benefit (both from his or her and Corporation contributions) is in excess of $3,500, distribution of his or her vested interest shall not commence prior to his or her vested interest shall not commence prior to his or her earliest retirement age unless (i) Participant has consented in writing or (ii) the distribution is by reason of the Participant's death.

Notwithstanding any other provision of the Plan, without the

Participant's consent,

          (a) payment of benefits under the Plan shall be made not

later than the sixtieth (60th) day after the end of the Plan Year in which the latest of the following events occurs:

               (1)  The date on which the Participant attains age

          sixty-five (65);


               (2)  The tenth (10th) anniversary of the year in

          which the Participant commenced participation in the

          Plan; or

               (3)  The date on which the Participant terminates

          his employment.

          (b) provided, however, the value of a Participant's

Account must be distributed (or begin to be distributed) no later than the first day of April following the calendar year in which such Participant attains age seventy and one-half (70 1/2) whether or not the Participant is then an employee of the Corporation.

          Section 11.03 Effective Date of Withdrawal or

Distribution.  The effective date of any withdrawal or distribution shall be (i) in the case of a withdrawal while still employed, the date specified in a written notice of withdrawal presented to the

Administrator; but not earlier than the date such notice is

received by the Trustee, or (ii) in the case of termination of employment, the date of such termination.  Subject to the

provisions of Section 11.02, payment shall be made as soon as practicable after the effective date of withdrawal or distribution,

as the case may be.

          Section 11.04 Application of Corporation Contributions

and Earnings Forfeited.  Corporation contributions and earnings thereon that have been forfeited in accordance with the provisions of Section 10.02 shall be applied to reduce any subsequent Matching or Security Contributions required under the Plan, or, if the Plan shall be terminated, any amount not previously so applied shall be credited totally to the Accounts of all Participants at the time of such termination.

          Section 11.05 Valuation of Company Stock Fund.  For the

purposes of determining the value of Company Stock as of any

Valuation Date in respect to any investment in the Company Stock

Fund, transfer to or from the Company Stock Fund or withdrawal or distribution from the Company Stock Fund, Company Stock shall be valued as the net amount actually paid or received by the Trustee upon the purchase or sale of the shares of Company Stock, after payment of reasonable expenses, including brokerage commissions,

attributable to such transaction; provided, however, the Trustee may be directed to offset the number of shares, in whole or in part, otherwise to be sold in the aggregate of such transactions against the number of shares, in whole or in part, which would otherwise be purchased in respect to the aggregate of such

transactions, and, in such event, the shares so offset will be valued at the trading price of Company Stock on the date of such offset and no brokerage commission shall be charged.  In the event that all shares to be purchased or sold in respect to such events may not be sold, purchased or offset at a single time or on a single trading date, all shares of Company Stock comprising such transactions shall be valued at the weighted average of the net amount realized or paid upon all such sales, purchases and/or offsets.  As of each Valuation Date, the value of each

Participant's interest in the Company Stock Fund shall be adjusted appropriately for earnings or contributions credited to such fund,

transfers to or from such Fund and withdrawals from such Fund, in each case using the methodology described above from the Valuation

Date.  The number of additional shares to be credited to the

Accounts of each Participant in the Company Stock Fund (i) in respect of dividends received since the immediately preceding

Valuation Date shall be the number of shares purchased with such dividends multiplied by a fraction, the numerator of which is the number of whole and fractional shares credited to the Participant's

Account as of the immediately preceding Valuation Date and the denominator is the aggregate number of shares held in the Company

Stock Fund as of the immediately preceding Valuation Date and (ii)

in respect of additional contributions made during the period,

shall be the number of shares equal to the amount contributed divided by the value of such shares determined under this Section as of that Valuation Date.

                           ARTICLE XII
                         ADMINISTRATION




          Section 12.01 The Trustee.  The Corporation shall appoint

a Trustee and enter into an Agreement of Trust with the Trustee for the holding and investing of Plan assets.

          Section 12.02 Administrator.  The Administrator of the

Plan shall be a committee appointed by the Board.  The

Administrator shall be the named fiduciary with respect to

administration of the Plan and shall have such additional fiduciary responsibilities as the Board shall delegate to it from time to time.  The Administrator shall adopt a claim and claims review procedure and such other administrative regulations as it shall deem necessary or proper for the efficient administration of the

Plan.  The Administrator shall have full power and authority to construe, interpret and administer the Plan.  Subject to the claims review procedure, decisions of the Administrator shall be final and binding upon the Corporation and their employees to the extent permitted by law.

          Section 12.03 Liability.  No member of the Administrator

shall be liable for any loss other than that specifically provided for under the standards applicable to fiduciaries as contained in the Act.  No member shall be personally liable upon, or with respect to, any agreement, act, transaction or omission executed,

committed or suffered to be committed by himself as a member of the

Administrator or by any other member, agent or representative of the Administrator, except as specifically provided in Title I of the Act.  The Administrator, and any member and agent thereof,

shall be fully protected in relying upon the advice of any legal counsel, physician or other expert retained by the Administrator or the Corporation.  Other than the bonding requirement under Section

412 of the Act, no bond or other security shall be required of any member of the Administrator in any jurisdiction.

          Section 12.04 Administrative Expenses.  To the extent

permitted by the Act and regulations issued thereunder, all costs and expenses incurred in administering the Plan, including the expenses of the Administrator, shall be an expense payable from the assets of the Plan held by the Trustee unless such cost and expense is paid by the Corporation within 90 days after a statement of such cost and expense is presented to the Corporation.

          Section 12.05 Designation of Beneficiaries in the Event

of Death.  Upon the death of a Participant, the value of the assets in his Account shall be distributed to the beneficiary or

beneficiaries designated.  A Participant shall designate his beneficiary upon becoming a Participant and may change such

designation at any time by filing a written designation with the

Administrator.  Any designation of a beneficiary other than the

Participant's spouse shall not be effective unless the spouse consents in writing.  The spouse's consent must be witnessed by a representative of the Administrator or a notary public.

Notwithstanding this requirement, if the Participant establishes to the satisfaction of the Administrator that such written consent cannot be obtained because there is no spouse or the spouse cannot be located, the written consent of the Participant will be deemed sufficient.  A consent will be valid only with respect to the spouse who signs the consent or, in the event of a deemed consent,

the designated spouse.  A revocation of a prior election may be made by the Participant with the consent of the spouse at any time before the commencement of benefits.  The number of revocations shall not be limited.  Upon the death of a Participant, if there is no designated beneficiary then living, or if the designation is not effective for any reason, as determined by the Administrator, the

Participant's beneficiary shall be his surviving spouse or, if none, the beneficiary or beneficiaries designated by the

Participant for purposes of the group life insurance maintained by the Corporation.  In the absence of a surviving spouse and a designation under the group life insurance, the beneficiary of the

Participant shall be his surviving children (per stirpes); if none,

his personal representative, if any; and, if none, those persons entitled to his estate under the intestate laws of the state in which the Participant is domiciled at the time of his death.  In no event shall any portion of such death benefit be payable to the

Corporation.

          Section 12.06 Limits on Contributions.  Allocations shall

be limited to a Participant's Account as follows:

          (a) The total value of the Annual Addition made on behalf

of any Participant for any Plan Year shall not exceed the lesser of

(i) thirty thousand dollars ($30,000), or such other amount as may be permitted under regulations prescribed under Section 415(d) of the Code or any successor provision, or (ii) twenty-five percent

(25%) of such Participant's Compensation during such Plan Year.

          (b) In the event that it is determined that the Annual

Addition on behalf of any Participant for any Plan Year is in excess of the limitations contained in this Section 12.06(a), such

Annual Addition shall be reduced as follows to the extent necessary to bring such contribution within the limitations contained herein:

               (1)  Nondeductible Savings shall be returned to the

     Participant.

               (2)  To the extent permitted by the Act and the

     regulations promulgated thereunder, Supplemental Contributions shall be converted to Nondeductible Savings.

               (3) To the extent permitted by the Act and the

     regulations promulgated thereunder, Basic Savings shall be converted to Nondeductible Savings.

               (4) Corporation Security Contributions shall be

     allocated to Accounts of remaining Participants in proportion to their Compensation for the Plan Year to the extent no other limitations are exceeded.

               (5) All remaining excess amounts shall be, allocated

     to a suspense account in accordance with the following rules:

                    a.   No Corporation contributions may be made

          at any time when the allocation thereof would be

          precluded by Section 415 of the Code;

                    b.   Investment gains and losses and other

          income are not allocated to the suspense account;

                    c.   Suspense account amounts are allocated as

          of the end of each Plan Year until the suspense account

          is exhausted.

               In the event of Plan termination, such suspense

     account shall revert to the Corporation to the extent it may not then be allocated to any Participant's Account.

          Section 12.07 Combined Limitations.

               (a) Notwithstanding any other provision of this

     Plan, and as required by the Act, if any Participant is, or was, covered under a defined benefit plan and a defined

     contribution plan maintained by the Corporation or an

     Affiliated Company, the sum of the Participant's defined

     benefit plan fraction and defined contribution plan fraction may not exceed 1.0 in any Plan Year (which shall also be the limitation year).

               (b) The defined benefit plan fraction is a fraction,

     the numerator of which is the sum of the Participant's

     projected annual benefits under all defined benefit plans

     (whether or not terminated) maintained by the Corporation or an Affiliated Company, and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of Section

     415(b)(l)(A) of the Code in effect for the Plan Year or (ii)

     1.4 times the Participant's average compensation for the three

     (3) consecutive years that produces the highest average.

     "Projected annual benefit" means the annual benefit to which the Participant would be entitled under the terms of the Plan,

     if the Participant continued employment until normal

     retirement age (or actual age, if later) and the Participant's

     Compensation for the Plan Year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or actual age, if later).

               (c) The defined contribution plan fraction is a

     fraction, the numerator of which is the sum of the annual

     additions to the Participant's account under all defined

     contribution plans maintained by the Corporation or an

     Affiliated Company (whether or not terminated) for the current and all prior Plan Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Corporation or an Affiliated Company:  (i) 1.25 times the dollar

     limitation in effect under Section 415(c)(1)(A) of the Code for such year, or (ii) 1.4 times the amount which may be taken into account under Section 415(c)(l)(B) of the Code.

               (d) If, in any Plan Year, the sum of the defined

     benefit plan fraction and the defined contribution plan

     fraction will exceed 1.0, the rate of benefit accrual under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

                          ARTICLE XIII

                         TOP-HEAVY RULES



          Section 13.01 Purpose.  The purpose of this Article XIII

of the Plan is to comply with the special rules applicable to "top-

heavy" plans contained in Section 416 of the Code, as added by

Section 240 of the Tax Equity and Fiscal Responsibility Act of

1982, and the appropriate Regulations issued thereunder, including

Proposed Reg. Section 1.416-1 and successor Regulations.  The rules set forth in this Article XIII shall be operative if the Plan is,

or becomes, "top-heavy" within the meaning of Section 416 of the

Code and the Regulations thereunder.  In the event that by

statutory repeal or amendment, or regulatory change or ruling by the Internal Revenue Service, any of the limitations or

restrictions of this Article XIII are no longer necessary in order for the Plan to meet the requirements of Section 416 of the Code or other applicable provisions of the Code then in effect, such limitations or restrictions shall immediately become null and void and shall no longer apply without the necessity of further

amendment to the Plan.  The rules contained in this Article XIII shall, except otherwise specifically noted, be effective January 1,

1984.

          Section 13.02 Definitions.  For purposes of this Article

XIII only, the following terms shall have the meanings set forth below:

          (a) "Compensation Limitation" means the annual

Compensation of an Employee up to, but not exceeding $200,000,

subject to certain cost-of-living adjustments of the Secretary of the Treasury, as provided in Section 416(d) of the Code.

          (b) "Determination Date" means, as to any Plan Year, the

last day of any preceding Plan Year or, in the case of the first

Plan Year, the last day of such Plan Year.

          (c) "Key Employee" means any Employee, or former

Employee, or Beneficiary of either, who at any time during the Plan

Year or the four preceding Plan Years, is:

               (1)  an officer of the Employer having an

     annual Compensation greater than the amount determined by

     multiplying 150% of the dollar limitation under Section

     415(c)(1)(A) of the Code;

               (2)  one of the 10 Employees owning the largest

     interests in the Employer having an annual Compensation

     at least equal to the dollar limitation under Section

     415(c)(1)(A) of the Code;

               (3)  a 5% owner of the Employer; or

               (4)  a 1% owner of the Employer having

     aggregate annual Compensation of at least $150,000 from

     the Employer and all entities required to be aggregated

     with the Employer under Sections 414(b), (c) and (m) of

     the Code.

          For purposes of subparagraphs (2), (3) and (4), owners of

the Employer shall include those considered as owners within the meaning of Section 318 of the Code. In identifying the top 10

Employee owners under Subsection 13.02(c) (2), only owners of greater than a one-half percent (1/2%) interest in the Employer will be considered, and if several Employees have equal ownership interests, those Employees with higher Compensation shall be treated as having a greater ownership interest.  The determination of who is a Key Employee shall be made in accordance with Section

416(i) of the Code and the Regulations thereunder, the provisions of which are incorporated herein by reference.

          (d) "Non-Key Employee" means any Employee other than a

Key Employee, and shall include any former Key Employee.

          (e) "Valuation Date" means the most recent Valuation Date

occurring within the 12-month period ending on the Determination

Date.

          (f)  "Employer" means the Corporation.

          (g)  "Employee" means an Eligible Employee.

          Section 13.03 Determination of Whether Plan Is "Top-

Heavy".  The Plan will be deemed to be "top-heavy" in any Plan Year if, as of the Determination Date, the sum of the present value of accrued benefits of Key Employees exceeds 60% of the sum of the present value of accrued benefits of all Participants, excluding former Key Employees.  As used in this Section 13.03, the present value of accrued benefits includes the amount attributable to

Company Contributions and Employee Contributions allocated to the individual accounts of Participants and former Participants. The determination of whether the Plan is "top-heavy" and the extent to which distributions, rollovers, and transfers are taken into account in such calculation shall be made in accordance with

Section 416 of the Code and the regulations thereunder which are herein incorporated by reference.  Deductible employee

contributions will not be taken into account in determining whether the Plan is "top-heavy". Furthermore with respect to Plan Years beginning after December 31, 1984, a former Participant's account balance is to be disregarded in determining whether the Plan is

"top-heavy", unless the Participant performed any services for the

Employer within the 5 year period ending on the Determination Date.

          Section 13.04 Aggregation Group of Employer Plans.  All

corporations and businesses that are aggregated under Sections

414(b), (c) and (m) of the Code with the Employer must be

considered with the Employer for the purposes of determining whether the Plan is "top-heavy".  All plans of the Employer in which a Key Employee participates, and each other stock bonus,

pension or profit sharing plan, if any, of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code, will be aggregated as a required aggregation group within the meaning of

Section 416(g) of the Code.  Each plan in the required aggregation group will be "top-heavy" if the group is "top-heavy", and no plan in the group will be "top-heavy" if the group is not "top-heavy".

          In addition, the Employer may elect to include as part of

the permissive aggregation group under Section 416(g) of the Code any plans that are not part of a required aggregation group but that satisfy the requirements of Sections 401(a)(4) and 410 of the

Code when considered together with the plans constituting the required aggregation group.  If the permissive aggregation group is

"top-heavy", only those plans which are part of the required aggregation group will be subject to the additional requirements applicable to "top-heavy" plans as herein provided.

          Section 13.05 Special Minimum Contribution and Minimum

Vesting, and Compensation Limitation, Becoming Operative in the

Event the Plan Becomes "Top-Heavy".  In the event that the Plan shall be determined to be "top-heavy" as to any Plan Year, the following special vesting and minimum contribution requirements,

and Compensation Limitation, shall become operative for such Plan

Year:

          (a) Notwithstanding Sections 6.03 and 7.03 of the Plan,

the following vesting schedule shall, to the extent it results in more rapid vesting than provided for in Sections 6.03 and 7.03,

apply to any Participant hereunder, as provided in Section 416 of the Code:

                                   Nonforfeitable Percentage
     Years of Service              of Accrued Benefit


            2                             20%
            3                             40%
            4                             60%
            5                             80%
            6 or more                    100%

          (b) Minimum Contributions.  The Employer contributions

and forfeitures allocated to the accounts under the Plan of a Non-

Key Employee for each Plan Year in which the Plan is "top-heavy"

shall equal the lesser of (i) 3% of the Participant's Compensation for such Plan Year and (ii) the largest percentage of his

Compensation, subject to the Compensation Limitation, allocated to the accounts of a Key Employee under the Plan for that Plan Year.

For Plan Years beginning after December 31, 1984, any Participant's elective contributions under Section 401(k) of the Code will be treated as Employer contributions for the purposes of the minimum contribution requirements.

          All Participants who have not terminated employment as of

the last day of the Plan Year must receive the minimum

contribution.  Employees who (i) failed to complete 1,000 Hours of

Service during the Plan Year, (ii) declined to make mandatory contributions to the Plan or (iii) would have been excluded from the Plan because their compensation is less than a stated amount,

must nevertheless be considered Participants for purposes of the minimum contribution in this Section 13.05(b) if such Employees are required to satisfy the coverage requirements of Section 410(b) of the Code in accordance with Section 401(a)(5) of the Code.  The minimum contribution is determined without regard to any Social

Security contributions.

          (c) Compensation Limitation.  The annual Compensation of

each Participant taken into account under the Plan shall not exceed the Compensation Limitation.

          (d) In the event that the Employer maintains a defined

benefit plan and this Plan, both of which are top-heavy in any Plan

Year, all Participants entitled to a Minimum Contribution under

Subsection 13.05(b) shall receive, in lieu of and in place of the

Minimum Contribution in Subsection 13.05(b) a Minimum Contribution

of five per cent of his or her Compensation for such Plan Year and benefits under this Plan shall be used to offset the minimum benefit to be provided under the defined benefit plan if such defined benefit plan so provides.

          (e) In the event that the Non-Key Employee is covered

only under this Plan and under no other plan, an amount equal to 4%

of the Non-Key Employee's Compensation for such top heavy Plan Year shall be allocated to his or her Account in lieu of the Minimum

Contribution otherwise provided under Subsection 13.05(b).

          Section 13.06 Pre-"Top-Heavy" Plan Terminated

Participant.  This Article XIII shall not apply to any Participant who does not complete an Hour of Service after the Plan becomes

"top-heavy".

          Section 13.07 Special "Top-Heavy" Reduction in Combined

Benefit and Contribution Limitation.  In the event that the Plan shall be determined to be "top-heavy" in any Plan Year, the

multiple applicable to the dollar limitation in the denominator of the defined benefit fraction described in Section 12.07(b) of the

Plan and the multiple applicable to the dollar limitation in the denominator of the defined contribution fraction described in

Section 12.07(c) of the Plan shall be one (1) rather than 1.25;

provided, however, that this Section 13.07 of the Plan shall not apply in the event that the Plan is not a "super top-heavy" plan as defined in Section 13.10(a) of the Plan and each participant who is a Non-Key Employee shall receive the minimum contribution set forth in paragraph (b) of Section 13.05 of the Plan, except that the multiple in subparagraph (i) of paragraph (b) of Section 13.05 shall be 4% rather than 3%.

          Section 13.08 Termination of "Top-Heavy" Status.  In the

event that the Plan shall be "top-heavy" within the meaning of

Section 416 of the Code for any Plan Year, and in a subsequent Plan

Year the Plan shall cease to be "top-heavy", the special "top-

heavy" vesting, minimum contribution and Compensation Limitation rules shall cease to apply with respect to any Plan Year for which the Plan is not "top-heavy"; provided, however, that in no event shall a reduction in a Participant's nonforfeitable percentage occur by reason of a change in the Plan's status.

          Section 13.09 Multiple "Top-Heavy" Plans.  In the event

that a Participant in the Plan is also participating in a defined benefit plan maintained by the Employer or an affiliated employer during a Plan Year in which both the Plan and such defined benefit plan are "top-heavy", the Participant shall receive the minimum accrued benefit under the defined benefit plan rather than the minimum contribution provided for in this Plan.

          Section 13.10 Effect of the Plan Becoming "Super Top-

Heavy".

          (a) The Plan shall be deemed to be "super top-heavy" if,

as of the most recent Valuation Date, the sum of the present value of accrued benefits for Key Employees is more than 90% of the sum of the present value of accrued benefits for all Employees,

excluding former Key Employees.

          (b) In the event that the Plan shall be determined to be

"super top-heavy" in any Plan Year, the multiple applicable to the dollar limitation in the denominator of the defined benefit

fraction described in Section 12.07(b) of the Plan and the multiple applicable to the dollar limitation in the denominator of the defined contribution fraction described in Section 12.07(c) of the

Plan shall be one (1) rather than 1.25.

                           ARTICLE XIV

                          MISCELLANEOUS


     Section 14.01 Alienation.  The income and principal of the

Plan are for the sole use and benefit of the Participants and beneficiaries of the Plan, and, to the extent permitted by law,

shall be free, clear, and discharged of and from, and are not to be in any way liable for, debts, contracts or agreements, now

contracted or which may hereafter be contracted, and from all claims and liabilities now or hereafter incurred by any Participant or beneficiary.  Other than as permitted by the Act, and as

expressly set forth in the Plan, no contributions made by the

Corporation to the Contract Fund under the Plan shall at any time revert to the Corporation.  No Participant or beneficiary of a

Participant under this Plan shall have the right to commute,

withdraw, surrender, encumber, alienate or assign any of the income or principal of the Contract Fund or any of the benefits to become due unto any person or persons under the Contract Fund or the Plan except as specifically provided by the terms of the Contract Fund or the Plan.  The limitations contained in this Section 14.01 shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a

domestic relations order unless such order is determined to be a qualified domestic relations order as defined in Section 414(p) of the Code.

          Section 14.02 Extent of Participant's Rights.  At the

time of withdrawal by a Participant or distribution, he shall be entitled to receive cash as stated in Article XI.  The Corporation does not guarantee that the current market value of any security or other investment will be equal to the purchase price thereof or that the total amount withdrawable in cash will be equal to or greater than the amount of the Participant's contributions to the

Plan.

          Section 14.03 Rollover Contributions.  With the

permission of the Administrator and without regard to any limits on

Annual Additions stated in Sections 13.06 and 13.07, the Plan may receive from an otherwise Eligible Employee (whether or not he has completed six (6) Months of Service) any cash theretofore received by such employee from a qualified plan, either directly within sixty (60) days after such receipt, or from any individual

retirement account, provided that such account contains no assets other than those attributable to employer contributions under qualified plans.  Such rollover contributions shall be credited  to a fully vested account for such employee, and will be part of the

Withdrawable Portion of the Savings Part.  Such rollover

contribution shall not be matched by Corporation Contributions. The

Administrator, in its discretion, (i) may separately account for such rollover contributions and earnings, gains and losses thereon and (ii), upon distribution, may require a form of distribution thereof which would be consistent with the provisions of Section

401(a)(11) and the regulations promulgated thereunder as such may be in effect at the time of such distribution.

          Section 14.04 Merger.  In the case of any merger or

consolidation of the Plan, with, or transfer of assets or

liabilities respecting the Plan to, any other plan, each

Participant or beneficiary in the Plan shall (if the Plan had then terminated) receive a benefit hereunder immediately after such merger, consolidation or transfer which is no less than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then

terminated).

          Section 14.05 Amendment and Termination.

          (a) The Board reserves the right, without obtaining the

approval of the shareholders, to amend, modify, suspend or

terminate the Plan.  No amendment, modification, suspension, or termination of the Plan shall have the effect of providing that the funds held or invested pursuant to Article VIII, or the income thereof, may be used for or diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries and defraying the reasonable expenses of administering the Plan or the effect of reducing or restricting, directly or indirectly, the accrued benefit of any Participant unless the amendment satisfies the requirements of Section 412(c)(8) of the Code.  The Corporation

retains the right to amend the Plan at any time retroactively in effect if necessary to qualify the Plan under Section 401(a) of the

Code or corresponding provisions of any subsequent revenue law.

          (b) In the event that the Plan shall be partially or


completely terminated or the Corporation shall permanently

discontinue making contributions under the Plan, all amounts then credited to the accounts of the affected Participants shall

immediately be fully vested and nonforfeitable.  After the making of proper governmental notification, the Board shall thereupon direct either (i) that the Insurance Company continue to hold the

Plan assets in accordance with the provisions of this Plan (other than provisions related to forfeiture) without regard to such termination until all funds in such accounts have been distributed in accordance with such provisions, or (ii) that the Trustee immediately distribute to each affected Participant all amounts then credited to his account as a lump sum in cash or other

property.

          14.06 Applicable Law.  The Plan and Trust hereunder shall

be governed by, and construed in accordance with, the laws of the

Commonwealth of Pennsylvania except to the extent that the laws of the Commonwealth of Pennsylvania have been specifically pre-empted by the Act or other federal legislation.

          14.07 Incapacity of Recipient of Benefits.  If any person


entitled to receive benefits shall be physically or mentally incapable of receiving or acknowledging receipt of any payment of benefits, the Trustee, upon the receipt of satisfactory evidence that such incapacitated person is so incapacitated and that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may provide for such payment of benefits hereunder to such person or institution so maintaining him, and any such payments so made shall be deemed for every purpose to have been made to such incapacitated person.

          14.08 Merger, Consolidation or Discontinuance Involving

Employer.  In the event that the Corporation shall at any time become insolvent, or in the event of the dissolution of, or a merger or consolidation involving, the Corporation, without any provision being made for the continuance of the Plan, the Plan and

Trust thereunder shall terminate and the Plan Administrator shall proceed in the manner provided herein in the event of a termination of the Plan.  In the event of a dissolution, merger or

consolidation involving the Corporation, provisions may be made by the Corporation's successor, if any, for the continuance of the

Plan.  In such event, said successor shall be substituted hereunder in place of the Corporation by proper corporate action of such successor.

          14.09 Liability of Officers and Directors of the

Employer.  Subject to the provisions of the Act, no past, present or future officer or director of the Corporation shall be

personally liable to any Participant, beneficiary or other person under any provision of the Plan or Trust Agreement.

          14.10 Indemnification of Fiduciaries.  To the extent

permitted by the Act and regulations issued thereunder, the

Employer shall indemnify and hold harmless all fiduciaries of the

Plan, as defined in the Act, who are employees of the Corporation,

and defend the same, against any and all claims or liabilities which may be asserted against any of them by reason of any action or omission in the administration of the Plan, except in the case of any fraud or willful wrongdoing.

          14.11 Service of Process.  The Plan Administrator is the

designated agent of the Plan for the service of process in

connection with all matters affecting the Plan.